EXHIBIT 2



                             SHAREHOLDERS AGREEMENT

         AGREEMENT dated as of January 29, 1996 by and between St. Jude Medical, Inc., a Minnesota corporation ("Company"), Daig Corporation, a Minnesota corporation ("Partner") and the other parties signatory hereto (each a "Shareholder").

         Concurrently herewith, Company, Partner Acquisition Corp., a Minnesota corporation and a wholly owned subsidiary of Company (the "Merger Subsidiary"), and Partner are entering into an Agreement and Plan of Merger (as such agreement may be amended from time to time, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which Merger Subsidiary will be merged with and into Partner (the "Merger"), whereby the shares of common stock, par value $.01 per share, of Partner ("Partner Common Stock") issued and outstanding and held by each shareholder of Partner immediately prior to the Effective Time of the Merger (other than (i) shares of Partner Common Stock owned, directly or indirectly, by Partner or any subsidiary of Partner or the Merger Subsidiary or any other subsidiary of the Company, and (ii) Dissenting Shares) will be converted into the right to receive common stock, par value $.10 per share, of the Company ("Company Common Stock") (and cash in lieu of any fractional share).

         As a condition of their willingness to enter into the Merger Agreement, the Company and Merger Subsidiary have agreed that each Shareholder enter into, and each such Shareholder has agreed to enter into, this Agreement.

                                    AGREEMENT

         To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

         1. Representations and Warranties.

         1.1 Except as set forth in Schedule 1, each Shareholder hereby severally represents and warrants to the Company as follows:

                  (a) Ownership of Shares. Such Shareholder is either (i) the record and beneficial owner of, (ii) trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a "Trustee") of, or (iii) the beneficial owner but not the record holder of, the number of shares of Partner Common Stock as set forth opposite such Shareholder's name on
         Schedule 1 hereto (the "Shares"). Such Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, and sole power to demand appraisal rights, in each case with respect to all of the Shares set forth opposite such Shareholder's name on Schedule 1, with no restrictions, subject to applicable federal securities laws and the terms of this Agreement, on such rights.

                  (b) Power; Binding Agreement. Such Shareholder has the legal capacity, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party including, without limitation, any trust agreement, voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which a Shareholder is Trustee whose consent is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If such Shareholder is married and such Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder's spouse, enforceable against such person in accordance with its terms.

                  (c) No Conflicts. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby nor compliance by such Shareholder with any of the provisions hereof will (A) conflict with or result in any breach of any applicable trust or other organizational documents applicable to such Shareholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets.

                  (d) No Encumbrances. Such Shareholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings, or arrangements or any other encumbrances whatsoever except for any such encumbrances or proxies arising hereunder.

                  (e) No Broker. Except as set forth in the Merger Agreement no broker, investment banker, financial adviser or other person is entitled to any broker's , finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

                  (f) Acknowledgment of Reliance. Such Shareholder understands and acknowledges that the Company is entering into, and causing Merger Subsidiary to enter into, the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

         1.2 Partner represents and warrants to the Shareholders and the Company that the Shares subject to this Agreement and the Proxy are less than 20% of the issued and outstanding Partner Common Stock.

         2. Agreement to Vote, Proxy.

         2.1 Voting. Each Shareholder, in his capacity as a shareholder of Partner, hereby severally agrees that, during the time this Agreement is in effect, at any meeting of the shareholders of Partner, however called, or in connection with any written consent of shareholders of Partner, such Shareholder shall vote (or cause to be voted) the Shares (a) in favor of the Merger, the execution and delivery by Partner of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (b) against any action or agreement that would result in a breach in any material respect of any covenant, representation or any other obligation or agreement of Partner under the Merger Agreement or this Agreement; (c) except as otherwise agreed to in writing in advance by the Company, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Partner or its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of Partner or its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of Partner or its subsidiaries; (iii) (1) any material change in the present capitalization of Partner or any amendment of Partner's Articles of Incorporation; (2) any other material change in Partner's corporate structure or business; or (3) any other action; which, in the case of each of the matters referred to in clauses iii(1), (2) or (3), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to the Company of the Merger or the transactions contemplated by the Merger Agreement. Such Shareholder shall not enter into any agreement or understanding with any person or entity prior to the Termination Date (as defined in Section 8) to vote or give instructions with respect to the Shares after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

         2.2 Proxy. Concurrently with the Shareholder's execution of this Agreement, the Shareholder has executed and delivered to the Company an irrevocable proxy (the "Proxy") in the form of Exhibit 1 attached hereto, appointing the officers of the Company named therein, or either of them, as proxy for the Shareholder to vote the Shares in accordance with Section 2.1 above.

         3. Certain Covenants of Shareholders. Except in accordance with the terms of this Agreement, each Shareholder hereby severally covenants and agrees as follows:

         3.1 No Solicitation. No Shareholder, in his capacity as shareholder, shall, directly or indirectly, solicit (including, by way of furnishing information) or respond to any inquiries making of any proposal by any person or entity (other than the Company or any affiliate of the Company) with respect to Partner that constitutes or could reasonably be expected to lead to an Acquisition Proposal or a proposal for an Acquisition Proposal. If any Shareholder, in his capacity as shareholder, receives any such inquiry or proposal, then such Shareholder shall promptly inform the Company of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it. Each Shareholder, in his capacity as shareholder, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Nothing in this Section 3.1 shall prohibit or restrict, in any manner whatsoever, a Shareholder from exercising, in his capacity as an officer or director of Partner, his fiduciary duties in such capacity with respect to any of the matters covered by this Section 3.1.

         3.2 Restriction on Transfer, Proxies and Non-Interference on Withdrawal. No Shareholder, in his capacity as shareholder, shall, directly or indirectly: (a) except pursuant to the terms of the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Shareholder's Shares or any interest therein; (b) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; (c) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing, such Shareholder's obligations under this Agreement or (d) following the merger, sell any shares of Company Common Stock until such time as unaudited financial statements covering at least thirty days of the combined operations of the Company and Partner following the Merger have been published by the Company.

         3.3 Waiver of Appraisal Rights. Each Shareholder hereby agrees that, in the event that any election is available to such Shareholder with respect to consideration available in the Merger or any information or cooperation must be provided in order to obtain any form of consideration in the Merger, such Shareholder will make all elections and provide all information and cooperation necessary to obtain the maximum number of shares of Company Common Stock available in the Merger. Each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Shareholder may have and agrees to take no action in furtherance of the perfection of such rights.

         4. Registration Rights.

         4.1 Company Registration. If, as a result of the Shareholder's execution of this Agreement and the Proxy, any shares of Company Common Stock received by the Shareholder pursuant to the Merger (the "Merger Shares") are not deemed to have been registered under the Securities Act of 1933, as amended, notwithstanding the filing of a registration statement on Form S-4, filed in connection with the Merger, then as soon as practicable following the Effective Time, Company shall file a shelf registration statement pursuant to form S-3 under the 1933 Act providing for sale by the Shareholder, from time to time of the Merger Shares and, if required, under applicable state securities laws, to register the resale of Shareholder's Merger Shares and use all reasonable efforts to cause such registration statement to become effective and be maintained until the Merger Shares are eligible for resale under Rule 144 of the 1933 Act. Company will furnish Shareholder with a reasonable number of copies of any prospectus included in any such registration statement, and Company and each Shareholder will enter into cross-indemnification agreements with each other in customary scope covering the accuracy and completeness of the information furnished by each for use in or incorporation into such registration statement. All expenses incurred by Company in effecting or maintaining any registration of the Merger Shares in accordance with this Section 4 shall be borne by Company; provided, however, that Shareholder shall be responsible for the fees and expenses of his legal counsel and any underwriting or brokerage commissions or discounts applicable to his resale or disposition of his Merger Shares.

         4.2 Draw Down Notice; Blockage. Shareholder agrees to provide the Company with at least five business days notice of its intent to draw down all or any portion of the Merger Shares under the registration statement (a "Draw Down Notice"). If the Company notifies Shareholder in writing within three business days of its receipt of a Draw Down Notice that, in the Company's good faith judgment, a sale of Merger Shares under the registration statement would be detrimental to the Company, Shareholder agrees not to sell Merger Shares under the registration statement. If the Company notifies Shareholder that such a sale is permissible, or fails to notify Shareholder that such a sale cannot be made within three business days, Shareholder shall have a period of thirty days from the expiration of such five business days to sell the Merger Shares pursuant to the registration statement. In the event such a sale was not permitted by the Company, the Company shall promptly notify Shareholder when Shareholder may sell securities pursuant to the registration statement. In no event shall Shareholder be precluded from selling Merger Shares for more than 120 days in any calendar year. Shareholder will not sell Merger Shares pursuant to the registration statement except as permitted by this Section 4.2.

         5. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditions manner practicable, the transactions contemplated by this Agreement.

         6. Certain Events. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Shareholder's heirs, guardians, administrators or successors.

         7. Stop Transfer. Each Shareholder agrees with, and covenants to, the Company that such Shareholder shall not request that Partner or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Shares, unless such transfer is made in compliance with this Agreement. Each Shareholder agrees, with respect to any Shares in certificated form, that such Shareholder will tender to Partner, within 15 business days after the date hereof, the certificates representing such Shares and Partner (or Partner's transfer agent) will inscribe upon such certificates the following legend: "The shares of Common Stock, par value $.01 per share, of Daig Corporation ("Partner") represented by this certificate are subject to a Shareholders Agreement dated as of January 29, 1996, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of Partner." Each Shareholder agrees that within 15 business days after the date hereof, such Shareholder will no longer hold any Shares, whether certificated or uncertificated, in "street name", or in the name of any nominee. Following the Merger, the Company will not register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of Shareholder's Company Common Stock, unless such transfer is made in compliance with this Agreement. Certificates representing Company Common Stock which are distributed to Shareholders as Merger Consideration or are otherwise subject to the terms of this Agreement shall bear the following legend: "The Shares of Common Stock, par value $.10 per share of St. Jude Medical, Inc. (the "Company") represented by this certificate are subject to a Shareholders Agreement dated as of January 29, 1996 and may not be sold or otherwise transferred except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of the Company." Certificates with such legend may be exchanged for certificates without such legend in connection with a proposed transfer if it is established to the reasonable satisfaction of the Company that such transfer is not prohibited hereunder. In addition, any certificates bearing such legend may be exchanged for certificates without such legend upon termination of the Merger Agreement. In the event of a stock dividend or distribution, or any change in Partner Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

         8. Termination. The covenants and agreements contained herein with respect to Partner Common Stock shall terminate on the first to occur of (a) the Effective Time of the Merger and (b) the date upon which the Merger Agreement is terminated in accordance with its terms. The covenants and agreements contained herein with respect to Company Common Stock shall terminate (i) following the event described in Section 3.2(iv) above, or (ii) upon removal of the legend thereon in accordance with Section 6 above.

         9. Shareholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Shareholder signs solely in his or her capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Shares.

         10. Miscellaneous.

         10.1 Entire Agreement: Assignment. This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject manner hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other party provided that the Company may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of the Company, but no such assignment shall relieve the Company of its obligations hereunder if such assignee does not perform such obligations.

         10.2 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto; provided that Schedule 1 hereto may be supplemented by the Company by adding the name and other relevant information concerning any Shareholder of Partner who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added Shareholder shall be treated as a "Shareholder" for all purposes of this Agreement.

         10.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to Shareholder:         At the address set forth on Schedule 1

         If to Partner:             14901 DeVeau Place
                                    Minnetonka, MN 55345
                                    Attention:  President

         If to the Company:         One Lillehei Plaza
                                    St. Paul, MN 55117
                                    Attention: Vice President and
                                                 General Counsel


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         10.5 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The Company agrees that it shall not bring any action for money damages relating to this Agreement or the transactions herein contemplated against any trustee of any Shareholder that is a trust in such trustee's personal capacity based upon any action taken or not taken pursuant to a court order or a final legal judgment.

         10.6 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

         10.7 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning, or interpretation of this Agreement.

         10.8 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         10.9 Definitions. For purposes of this Agreement:

                  (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "Beneficial Ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange
         Act), including, pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting, of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

                  (b) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

         IN WITNESS WHEREOF, the Company, Partner and each Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                    ST. JUDE MEDICAL, INC.


                                    By: /s/ Ronald A. Matricaria
                                    Name: Ronald A. Matricaria
                                    Title: President and Chief Executive Officer


                                    DAIG CORPORATION


                                    By: /s/ John C. Heinmiller
                                    Name: John C. Heinmiller
                                    Title: Vice President



                                    SHAREHOLDERS:


                                    /s/ John  J. Fleischhacker
                                    John J. Fleischhacker


                                    /s/ Daniel J. Starks
                                    Daniel J. Starks



                                   SCHEDULE I


                                                                                Percent of
                                    Number of Shares         Number of          Outstanding
                                    Of Partner Common        Shares             Partner
Name and Address                    Stock owned              Subject to         Common
of Shareholder                      by Shareholder*          Agreement          Stock

John J. Fleischhacker                  5,375,000              2,010,600         13.19625
14901 DeVeau Place
Minnetonka, MN 55345

Daniel J. Starks                       2,779,600              1,036,628          6.80374
14901 DeVeau Place
Minnetonka, MN 55345                                                            19.99999




*        Indicates beneficial and, unless otherwise indicated, record ownership.



                                IRREVOCABLE PROXY


         The undersigned, as owner of shares of Common Stock of Daig Corporation (the "Corporation"), a Minnesota corporation, the number and description of which shares are set forth below (the "Shares"), hereby revokes all previous proxies and appoints Ronald H. Matricaria and Kevin T. O'Malley, and each of such persons acting alone, as proxy holder to attend and to vote the Shares of the Common Stock of the Corporation held by the undersigned in favor of the Agreement and Plan of Merger expected to be signed and dated on January 29, 1996, among St. Jude Medical, Inc., Partner Acquisition Corp. and the Corporation (the "Agreement") and the Merger, as such term is defined in the Agreement, at any and all meetings of the shareholders of the Corporation called to consider the Agreement or the Merger or both, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of the Agreement, and to execute any and all written consents of stockholders of the Corporation executed on or after the date of the giving of this proxy and prior to the termination of the Agreement in favor of the Agreement or the Merger or both, with the same effect as if the undersigned had personally attended the meeting or had personally voted the Shares or had personally signed a written consent.

         The undersigned authorizes and directs the proxy holder to file this proxy appointment with the Secretary of the Corporation and authorizes the proxy holder to substitute another person as proxy holder and to file the substitution instrument with the Secretary of the Corporation.

         This proxy is given pursuant to a Shareholder Agreement between the undersigned and St. Jude Medical, Inc. as a condition to the execution by St. Jude Medical, Inc. of the Agreement and is, therefore, coupled with an interest and may not be revoked without the written consent of St. Jude Medical, Inc. for a period of nine months from the date hereof unless the Agreement is terminated.

Dated: January 29, 1996

Number and Description of Shares:
2,010,600 shares of common stock of Corporation

                                                     /s/ John J. Fleischhacker
                                                    (Signature)

                                                    John J. Fleischhacker
                                                    (Printed Name)



                                IRREVOCABLE PROXY


         The undersigned, as owner of shares of Common Stock of Daig Corporation (the "Corporation"), a Minnesota corporation, the number and description of which shares are set forth below (the "Shares"), hereby revokes all previous proxies and appoints Ronald H. Matricaria and Kevin T. O'Malley, and each of such persons acting alone, as proxy holder to attend and to vote the Shares of the Common Stock of the Corporation held by the undersigned in favor of the Agreement and Plan of Merger expected to be signed and dated on January 29, 1996, among St. Jude Medical, Inc., Partner Acquisition Corp. and the Corporation (the "Agreement") and the Merger, as such term is defined in the Agreement, at any and all meetings of the shareholders of the Corporation called to consider the Agreement or the Merger or both, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of the Agreement, and to execute any and all written consents of stockholders of the Corporation executed on or after the date of the giving of this proxy and prior to the termination of the Agreement in favor of the Agreement or the Merger or both, with the same effect as if the undersigned had personally attended the meeting or had personally voted the Shares or had personally signed a written consent.

         The undersigned authorizes and directs the proxy holder to file this proxy appointment with the Secretary of the Corporation and authorizes the proxy holder to substitute another person as proxy holder and to file the substitution instrument with the Secretary of the Corporation.

         This proxy is given pursuant to a Shareholder Agreement between the undersigned and St. Jude Medical, Inc. as a condition to the execution by St. Jude Medical, Inc. of the Agreement and is, therefore, coupled with an interest and may not be revoked without the written consent of St. Jude Medical, Inc. for a period of nine months from the date hereof unless the Agreement is terminated.

Dated: January 29, 1996

Number and Description of Shares:
1,036,628 shares of common stock of Corporation

                                                   /s/ Daniel J. Starks
                                                  (Signature)

                                                  Daniel J. Starks
                                                  (Printed Name)